June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020 (April 1, 2020)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In response to the expected decline of ArcBest Corporation (Nasdaq: ARCB) (“ArcBest®,” the “Company,” “we,” and “our”) business levels and operating results due to the impact of the novel coronavirus (“COVID-19”) pandemic, management has recommended and the Compensation Committee of the Board of Directors approved a 15% reduction in the salaries of all ArcBest Named Executive Officers and all other Section 16b Officers effective with the first pay period in April 2020 until further notice.

ITEM 7.01 – REGULATION FD DISCLOSURE

The impact of COVID-19 has been swift and there is still much unknown about the severity and duration of its ultimate impact. Efforts to control the spread of COVID-19 have led governments and other authorities to impose restrictions which have resulted in business closures and disrupted supply chains worldwide. The COVID-19 pandemic and measures taken to prevent its spread have negatively impacted demand for our services, including shipment and tonnage levels. In addition to reductions in business levels, the altered marketplace environment has the potential to negatively impact our freight mix and shipment profile. This is especially the case during the typically stronger seasonal periods of ArcBest’s business in the second and third quarters.

ArcBest entered this uncertain environment in a solid financial position that was further enhanced by the actions previously announced on March 30, 2020 regarding the drawdown of our credit agreements. The leverage covenant under our credit agreement is based on a net debt calculation and consequently was not immediately impacted by the draw against the facilities.

ArcBest has also taken the following actions to preserve cash and lower costs to mitigate the operating and financial impact of the COVID-19 pandemic:

●	15% reduction in the salaries of officers and nonunion employees and similar compensation adjustments for hourly nonunion employees
●	implemented a hiring freeze
●	suspension of the employer match of ArcBest’s nonunion 401(k) Plan
●	reduction of other costs to better align with current business levels, to include, but not limited to, advertising, training and travel costs.

Versus second quarter 2019, we anticipate that the second quarter 2020 expense reduction associated with the changes in the nonunion compensation and benefits mentioned above will be in a range of $15 million to $20 million, provided the measures are maintained throughout second quarter 2020. These estimates can be impacted by changes in business levels. During the remainder of 2020, management, along with the Compensation Committee of the Board of Directors, will evaluate the temporary compensation actions mentioned in Item 5.02 and Item 7.01 as deemed necessary.

In addition, operational changes in the ABF Freight® network designed to reduce costs will be made including workforce reductions to better align resources with business levels. However, cost reductions may not directly correspond during dramatic changes in business levels.

Total net capital expenditures for 2020 are now expected to be in a range of $95 million to $105 million, a reduction of approximately 30% from the previously disclosed range of $135 million to $145 million. This includes a reduction in revenue equipment purchases of $18 million from the previously disclosed amount of $82 million. Considering the changes in projected capital expenditures for 2020, depreciation and amortization is now estimated to be approximately $110 million.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 – OTHER EVENTS

In light of the developing COVID-19 pandemic, ArcBest is supplementing the risk factors set forth under “Item 1A. Risk Factors” in the Company’s 2019 Annual Report on Form 10-K with the new risk factor set forth below. This risk factor should be read in conjunction with the risk factors in the Company’s 2019 Annual Report on Form 10-K.

The widespread outbreak of an illness or any other communicable disease, including the effects of pandemics, or any other public health crisis, as well as regulatory measures implemented in response to such events, could adversely affect our business, results of operations, financial condition, and cash flows.

Our business could be negatively impacted by the widespread outbreak of an illness or any other communicable disease or other public health crisis, including the COVID-19 pandemic. Measures intended to prevent the spread of a health epidemic could also have an adverse effect on our business. The COVID-19 pandemic has adversely impacted economic activity and conditions worldwide and created significant volatility and disruption to financial markets. Efforts to control the spread of COVID-19 have led governments and other authorities to impose restrictions which have resulted in business closures and disrupted supply chains worldwide. The COVID-19 pandemic and measures taken to prevent its spread have negatively impacted demand for our services, and thus our shipment and tonnage levels, and could continue to further negatively impact our business. We are continuing to monitor developments involving our workforce, customers, and third-party service providers. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and will depend on future developments, including the duration and severity of the pandemic and government restrictions imposed in response to the pandemic. An extended period of economic disruption and resulting declines in industrial production and manufacturing, consumer spending, and demand for our services, as well as the ability of our customers and other business partners to fulfill their obligations, could have a material adverse effect on our results of operations, financial condition, and cash flows.

Our description of risks related to economic conditions and uncertainties, including recessionary economic conditions which may result from the continued impact of the COVID-19 pandemic, are also described under “Item 1A. Risk Factors” in the Company’s 2019 Annual Report on Form 10-K within the risk factor titled “Our business is cyclical in nature, and we are subject to general economic factors and instability in financial and credit markets that are largely beyond our control, any of which could adversely affect our business, financial condition, and results of operations.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:   Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our disaster recovery and business continuity plans to meet our operational needs in the event of a catastrophic event or other crisis; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	April 7, 2020	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary